EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1996, except as to Note 9, which is as of March 22, 1996, which appears on page 22 of the 1995 Annual Report to the Shareholders of The Sports Authority, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 28, 1996.


/s/   PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
July 26, 1996

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